Exhibit 4.2
SIXTH SUPPLEMENTAL INDENTURE
THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of November 13, 2026 (this “Supplemental Indenture”), is among Weatherford International Ltd., a Bermuda exempted company limited by shares, Weatherford US Holding, LLC, a Delaware limited liability company (formerly known as Weatherford International, LLC), and Weatherford International Holding LLC, a Texas limited liability company (formerly known as Weatherford International Holding (Bermuda) Ltd.) (each, a “Co-Issuer” and, together, the “Co-Issuers”), the new guarantors listed on the signature pages hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”), Weatherford International Corp, a Delaware corporation (the “New Parent Guarantor”), Weatherford International plc, an Irish public limited company (together with the other Guarantors under the Indenture, the “Existing Guarantors”), and UMB Bank, N.A., as trustee under the Indenture referred to herein (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Co-Issuers, the Existing Guarantors, and the Trustee have heretofore executed and delivered an Indenture, dated as of October 6, 2025 (the “Base Indenture” and, as amended, supplemented, waived, or otherwise modified from time to time as of the date hereof, including, without limitation, by that certain Supplemental Indenture dated as of October 24, 2025, and that certain Fifth Supplemental Indenture dated as of September 25, 2026, collectively, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 6.750% Senior Notes due 2033 of the Co-Issuers (the “Notes”);

WHEREAS, pursuant to Section 9.1 of the Base Indenture, the Co-Issuers, the Parent Guarantor, and the Trustee are authorized to execute and deliver a supplemental indenture to amend or supplement the Indenture, the Guarantees and the Notes, without the consent of any Holder (i) pursuant to Section 9.1(c), to provide for the assumption of the obligations of a Guarantor under the Indenture, the Notes and the Guarantees in connection with transactions effected in accordance with Section 5.1, (ii) pursuant to Section 9.1(d), to add any entity as a Guarantor of the Notes, and (iii) pursuant to Section 9.1(e), to make any change that provides additional rights or benefits to the Holders or does not materially adversely affect the rights of any Holder;

WHEREAS, in connection with a Redomestication undertaken in reliance on Section 5.1(b) of the Base Indenture, Weatherford International Corp has become, or will become concurrently with the effectiveness of this Supplemental Indenture, the Person that legally and beneficially owns all or substantially all of the voting shares of Weatherford International plc and is to become the Parent Guarantor under the Indenture;

WHEREAS, in light of the foregoing, the Co-Issuers desire to amend and supplement the Indenture and to execute and deliver this Supplemental Indenture (i) from and after the date hereof, to (a) provide for the assumption by Weatherford International Corp of the obligations of the Parent Guarantor under the Indenture, the Notes and the Guarantees and to reflect Weatherford International Corp as the Parent Guarantor under the Indenture and (b) provide that Weatherford International plc shall continue as a Guarantor under the Indenture,

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without release of its Guarantee, (ii) to add each New Guarantor as a Guarantor of the Notes, and (iii) to effect the foregoing and related amendments or changes to the Indenture, the Notes and the Guarantees that provide additional rights or benefits to the Holders or do not materially adversely affect the rights of any Holder;
WHEREAS, the Co-Issuers have delivered to the Trustee, and the Trustee has received, accepted and approved from the Co-Issuers, an Officers’ Certificate and an Opinion of Counsel in accordance with Sections 9.1, 9.6, 10.2, 11.3 and 11.4 of the Base Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Co-Issuer, each New Guarantor, the New Parent Guarantor, Weatherford International plc and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Article I.Definitions

Section 1.01Defined Terms. As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

Article II.Agreement to Guarantee; Parent Guarantor

Section 2.01Agreement to Guarantee – New Guarantors. Each New Guarantor hereby agrees to become a Guarantor under the Indenture and to be bound by all of the terms and provisions of the Indenture applicable to Guarantors, including, but not limited to, Article X of the Base Indenture. Each New Guarantor hereby, jointly and severally, fully and unconditionally, with the New Parent Guarantor and the Existing Guarantors, guarantees to each Holder and to the Trustee the Obligations pursuant to Article X of the Base Indenture on the terms and subject to the conditions set forth therein.

Section 2.02Assumption of Parent Guarantor Obligations. From and after the effectiveness of this Supplemental Indenture:

(a)Weatherford International Corp (i) hereby expressly assumes all of the obligations of the Parent Guarantor (as held by Weatherford International plc as the initial Parent Guarantor immediately prior thereto) under the Indenture, the Notes and the Guarantees, (ii) shall be the “Parent Guarantor” under the Indenture for all purposes, and (iii) all references in the Indenture and the Notes to the “Parent Guarantor” shall be deemed to refer to Weatherford International Corp; and, without limiting the foregoing, as of such effectiveness, the definition of “Parent Guarantor” in Section 1.1 of the Base Indenture is hereby amended and restated in its entirety to read:

“Parent Guarantor” means Weatherford International Corp, a Delaware corporation.

(b)Weatherford International plc shall continue as a Guarantor under the Indenture and shall remain bound by, and continue to guarantee the Obligations pursuant to, Article

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X of the Base Indenture on the terms and subject to the conditions set forth therein; and, for the avoidance of doubt, nothing in this Supplemental Indenture releases, discharges or otherwise limits the obligations of Weatherford International plc as a Guarantor under the Indenture, the Notes or its Guarantee; and

(c)the Guarantees of Weatherford International Corp and the New Guarantors shall be joint and several with the Guarantees of the Existing Guarantors as provided in Article X of the Base Indenture.

Article III.Miscellaneous

Section 3.01Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.02Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.03Ratification of Indenture; Supplemental Indenture Part of Indenture; No Liability of Trustee. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture. Additionally, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Co-Issuers, the New Parent Guarantor, Weatherford International plc and the New Guarantors, and the Trustee makes no representation with respect to any such matters.

Section 3.04Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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Section 3.05Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 3.06The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Co-Issuers, the New Parent Guarantor, Weatherford International plc and the New Guarantors.

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        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WEATHERFORD US HOLDING, LLC,
a Delaware limited liability company

By: /s/ Maximiliano A. Kricorian
Name: Maximiliano A. Kricorian
Title: Senior Vice President and Treasurer

WEATHERFORD INTERNATIONAL LTD.,
a Bermuda exempted company limited by shares

By: /s/ Maximiliano A. Kricorian
Name: Maximiliano A. Kricorian
Title: Senior Vice President and Treasurer

WEATHERFORD INTERNATIONAL HOLDING LLC,
a Texas limited liability company

By: /s/ Maximiliano A. Kricorian
Name: Maximiliano A. Kricorian
Title: Senior Vice President and Treasurer

WEATHERFORD INTERNATIONAL PLC,
an Irish public limited company

By: /s/ Maximiliano A. Kricorian
Name: Maximiliano A. Kricorian
Title: Senior Vice President and Treasurer

WEATHERFORD INTERNATIONAL CORP,
a Delaware corporation

By: /s/ Beth Ann Dranguet
Name: Beth Ann Dranguet
Title: Assistant Secretary
[Signature Page to Supplemental Indenture]

NEW GUARANTORS:

Weatherford International Holding Inc., a Texas corporation

By: /s/ Beth Ann Dranguet
    Name: Beth Ann Dranguet
Title: Assistant Secretary

Weatherford International Holding Sub Inc., a Texas corporation

By: /s/ Beth Ann Dranguet
    Name: Beth Ann Dranguet
Title: Assistant Secretary

[Signature Page to Supplemental Indenture]

UMB BANK, N.A., as Trustee

By: /s/ Shazia Flores
Name: Shazia Flores
Title: Vice President

[Signature Page to Supplemental Indenture]